EXHIBIT 12.1







                              DISCOVERY ZONE, INC.

               COOMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                     (Dollars in thousands, except ratios)

                                           Seven              Five
                                           Months             Months
                                           Ended              Ended
                                       July 31, 1997    December 31, 1997
                                       -------------    -----------------
Income (loss) before taxes
    on income:                                (5,453)            (27,966)
Adjustments:
    fixed charges                              3,249               6,076
                                          ----------       -------------

Earnings before taxes
    fixed charges as adjusted                 (2,204)            (21,890)
                                          ----------       -------------

Fixed charges:
    Interest incurred                          3,249               6,076
    Portion of rent expense which
     represents interest factor                  --                  --
                                          ----------       -------------
Total fixed charges                            3,249               6,076
                                          ==========       =============
Ratio of earnings to fixed charges               --                  --
                                          ==========       =============

                                              YEAR ENDED DECEMBER 31,
                                          ------------------------------
                                               1998            1996
                                          -------------    -------------
Income (loss) before taxes
    on income:                              (103,932)            (83,834)
Adjustments:
    fixed charges                             16,647               6,277
                                          ----------       -------------

Earnings before taxes
    fixed charges as adjusted                (87,285)            (77,557)
                                          ----------       -------------

Fixed charges:
    Interest incurred                         16,647               6,277
    Portion of rent expense which
     represents interest factor                  --                  --
                                          ----------       -------------
Total fixed charges                           16,647               6,277
                                          ==========       =============
Ratio of earnings to fixed charges               --                  --
                                          ==========       =============